Exhibit 10.4

                           CHANGE OF CONTROL AGREEMENT
                           ---------------------------

      THIS CHANGE OF CONTROL AGREEMENT (this "Agreement") is entered into as of the 12th day of June, 2003, by and between First Federal Community Bank, a federal savings bank (the "Bank"), and Trent B. Troyer an individual (the "Employee");

                                   WITNESSETH:

      WHEREAS, the Employee has been employed by the Bank since March 3, 1997;

      WHEREAS, as a result of the skill, knowledge and experience of the Employee, the Bank believes it is in the best interest of the Bank to provide the Employee with a sense of security to encourage the Employee to remain an employee of the Bank;

      WHEREAS, the Bank and the Employee desire to enter into this Agreement to set forth their understanding as to their respective rights and obligations in the event of the termination of Employee's employment under the circumstances set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Bank and the Employee hereby agree as follows:

      1. Term. The term of this Agreement shall commence on June 1, 2003, and shall end December 31, 2004, subject to extension and to earlier termination as provided herein (the "Term"). Prior to each anniversary of the date of this Agreement, the Board of Directors of the Bank shall review the performance of the Employee. In connection with such annual review, the Term of this Agreement shall be extended for a one-year period beyond the then-effective expiration date, provided the Board of Directors of the Bank, in its sole discretion, determines in a duly adopted resolution that this Agreement should be extended.

      2. Termination of Employment.

      (a) Termination by the Bank in Connection with a Change of Control. In the event that the employment of the Employee is terminated by the Bank, or its successors or assigns, at any time during the Term for any reason other than Just Cause within six months prior to a Change of Control (hereinafter defined) or within one year after a Change of Control, then the following shall occur:

                  (i) the Bank shall promptly pay to the Employee or to his
            beneficiaries, dependents or estate an amount equal to two times the amount of the Employee's annual base salary most recently set prior to the occurrence of the Change of Control;

                  (ii) The Bank shall pay the premiums required to maintain
            coverage for the Employee and his eligible dependents under the health insurance plan of

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            the Employer in which the Employee is a participant immediately prior to the Change of Control of the Bank in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, until the earliest of (A) the first anniversary of the termination of the Employee's employment or (B) the date on which the Employee is included in another employer's health insurance plan as a full-time employee; and

                  (iii) The Employee shall not be required to mitigate the
            amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the Employee offset in any manner the obligations of the Bank hereunder, except as specifically stated in subparagraph (b).

      For purposes of this Agreement, the term "Just Cause" means the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned to the Employee, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or conviction of a felony or for fraud or embezzlement.

      (b) Termination by the Employee in Connection with a Change of Control. The Employee may voluntarily terminate the Employee's employment pursuant to this Agreement within twelve months following a Change of Control and shall be entitled to compensation as set forth in Section 2(a) of this Agreement in the event that:

                  (i) the present capacity or circumstances in which the
            Employee is employed are changed, in the reasonable opinion of the Employee (including, without limitation, a reduction in responsibilities or authority, the assignment of duties or responsibilities substantially inconsistent with those normally associated with the position held by the Employee immediately prior to the occurrence of the Change of Control, or a reduction in salary);

                  (ii) the Employee is required to move his personal residence, or perform the Employee's principal duties, more than twenty-five
            (25) miles from the Employee's primary office immediately prior to the occurrence of the Change of Control; or

                  (iii) the Bank otherwise breaches this Agreement in any
            material respect.

In the event that payments pursuant to this Agreement, or any other payments are made by the Bank to the Employee which would constitute a "parachute payment" within the meaning of Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder ("Section 280G"), or would result in the imposition of a penalty tax pursuant to Section 280G, such payments shall be reduced to the maximum amount which may be paid under Section 280G without exceeding such limits. In the event a reduction in payments


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

is necessary in order to comply with the requirements of this Agreement relating to the limitations of Section 280G or applicable OTS limits, the Employee may determine, in his sole discretion, which categories of payments are to be reduced or eliminated.

      (c) Death of the Employee. This Agreement shall automatically terminate upon the death of the Employee.

      (d) "Golden Parachute" Provision. Any payments made to the Employee pursuant to this Agreement or otherwise are subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k) and any regulations promulgated thereunder.

      (e) Definition of "Change of Control". A "Change of Control" shall mean any one of the following events: (i) the acquisition by any person of ownership or power to vote more than 25% of the voting stock of the Bank; (ii) the acquisition by any person of the ability to control the election of a majority of the directors of the Bank; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Bank cease for any reason to constitute at least a majority thereof; provided, however, that any individual whose election or nomination for election as a member of the Board of Directors of the Bank or its holding company was approved by a vote of at least two-thirds of the directors then in office shall be considered to have continued to be a member of the Board of Directors of the Bank or its holding company; or (iv) the acquisition by any person or entity of "conclusive control" of the Bank within the meaning of 12 C.F.R. ss.574.4(a), or the acquisition by any person or entity of "rebuttable control" within the meaning of 12 C.F.R. ss.574.4(b) that has not been rebutted in accordance with 12 C.F.R. ss.574.4(c). For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust, association, or other organization, but does not include the Employee and any person or persons with whom the Employee is "acting in concert" within the meaning of 12 C.F.R. Part 574.

      3. Confidential Information. The Employee acknowledges that the Employee has learned and has access to confidential information regarding the Bank and its customers and businesses. The Employee agrees and covenants not to disclose or use for the Employee's own benefit, or the benefit of any other person or entity, any confidential information, unless or until the Bank consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Employee shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to the Bank, its parent, subsidiaries or affiliates, or to any of the businesses operated by them, and the Employee confirms that such information constitutes the exclusive property of the Bank. The Employee shall not otherwise knowingly act (a) to the material detriment of the Bank, its subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of the Bank.

      4. Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, the Employee's beneficiaries or legal representatives without the Bank's prior written consent; provided, however, that nothing in this Section 4 shall preclude (a) the Employee from designating a beneficiary to receive any benefits which were payable


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

hereunder prior to the Employee's death, or (b) the executors, administrators, or other legal representatives of the Employee or the Employee's estate from assigning any rights hereunder to the person or persons entitled thereto.

      5. No Attachment. Except as required by law, no right to receive payment under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

      6. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Employee and the Bank and their respective permitted successors and assigns.

      7. Amendment of Agreement. This Agreement may not be modified or amended, except by an instrument in writing signed by the parties hereto.

      8. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

      9. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect.

      10. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

      11. Governing Law; Regulatory Authority. This Agreement has been executed and delivered in the State of Ohio and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Ohio, except to the extent that federal law is governing. If this Agreement conflicts with any applicable federal law as now or hereafter in effect, then federal law shall govern.

      12. Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and the Employee.

      13. Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed delivered if such notice or communication is in writing and is


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

delivered personally or by facsimile transmission or is deposited in the United States mail, postage prepaid, addressed as follows:

      If to the Bank:

            First Federal Community Bank
            321 North Wooster Avenue
            Dover, Ohio 44622

      If to the Employee:

            Trent B. Troyer
            135 Springbrook Drive SE
            New Philadelphia, OH 44663

      14. At-will-Employment. This Agreement does not constitute a contract of employment or impose on the Bank any obligation to retain the Employee as an employee.

      IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officer, and the Employee has signed this Agreement, each as of the day and year first above written.

Attest:                                 FIRST FEDERAL COMMUNITY BANK

/s/ Carol L. Slemmer                    By /s/ E. L. Loader
----------------------------               -------------------------------------
Carol L. Slemmer                           Enos L. Loader
                                           Chairman
/s/ Scott C. Finnell
----------------------------
Scott C. Finnell                        EMPLOYEE

                                        /s/ Trent B. Troyer
                                        ----------------------------------------
                                        Trent B. Troyer


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